UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sweets & Treats, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	2050	47-1391708
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

13113 Mesa Verde Way

 Sylmar, California 91342-3451

818-272-5987

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Tiffany Aguayo

c/o Sweets & Treats, Inc.

13113 Mesa Verde Way

 Sylmar, California 91342-3451

818-272-5987

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.    [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

Calculation of Registration Fee

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Offering Price	Amount of Registration Fee
common stock, par value $0.00001 per share (the “Common Stock”)	300,000	$0.10	30,000	3.49

(1) This registration statement covers the resale by our selling shareholders of up to 300,000 shares of Common Stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares for the duration of the offering. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our Common Stock quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

  PRELIMINARY PROSPECTUS                   SUBJECT TO COMPLETION ON DECEMBER 11, 2014

SWEETS & TREATS, INC.

300,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus.  The Common Stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is Common Stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the Common Stock covered by this prospectus.

Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share until our Common Stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ________________.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the Common Stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this prospectus, the terms “Sweets & Treats DE” “Company,” “we,” “us” and “our”, “our company” refer to Sweets and Treats, Inc.

Overview

Incorporated on July 7, 2014 under the laws of the State of Delaware, Sweets & Treats, Inc. (“Sweets & Treats DE”) is a bakery based company in California, specializing in freshly-made cakes and cupcakes and also offering other desserts and baked goods, including cookies, scones, croissants, brownies and muffins, as well as hot and cold beverages such as drip coffees, espresso-based drinks, teas and hot chocolate. Our gourmet desserts are crafted with quality ingredients and presented in an artistic fashion.

On July 18, 2014, we completed a share exchange whereby we acquired all of the issued and outstanding shares of common stock of Sweets & Treats Inc., a company organized under the laws of California on April 13, 2011 (“Sweets & Treats CA”) in exchange for 5,000,000 shares of our Common Stock pursuant to certain share exchange agreement dated July 18, 2014 (the “Share Exchange”). Sweets & Treats CA became our wholly-owned subsidiary and we have operated our business through Sweets & Treats CA since the Share Exchange.

As we currently market our products primarily through our website, social media and personal referrals, we plan to maintain the high quality of its product and are seeking the resources to open our first retail location in the Los Angeles metropolitan area.  Our plan for the next twelve months calls for opening either a standalone or mall-based store.  We are also seeking opportunities to potentially expand into mall-based kiosk locations, which typically have an average size of approximately 100 square feet. We anticipate that the cost of establishing its first retail location - standalone or mall-based store- will be approximately $250,000.  Despite of our plan, we currently have no commitments for any financing and cannot provide assurance that we will realize this goal.

In October 2014, we completed a Regulation D Rule 506 offering in which we sold 300,000 shares of Common Stock to thirty (30) accredited investors, at a purchase price of $0.10 per share for an aggregate offering price of $30,000.

Where You Can Find Us

The Company's principal executive office and mailing address is 13113 Mesa Verde Way Sylmar, CA, 91342. Our telephone number is (818) 272-5987.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;
•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;
•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Offering

Common stock offered by selling security holders	300,000 shares of Common Stock. This number represents 1.96 % of our current outstanding Common Stock.
Common stock outstanding before the offering	15,300,000 shares of Common Stock.

Common stock outstanding after the offering	15,300,000 shares of Common Stock.

Terms of the Offering

The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.10 per share for the duration of the offering.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act (iii) or we decide at any time to terminate the registration of the shares at our sole discretion.

Trading Market

There is currently no trading market for our Common Stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds

We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

RISK FACTORS

The shares of our Common Stock being offered for sale are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the Common Stock. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this registration statement. Before purchasing any of the shares of Common Stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock.

Risks Related to Our Business

LIMITED OPERATING HISTORY

Sweets & Treats DE was incorporated under the laws of the State of Delaware on July 7, 2014. On July 18, 2014, we acquired Sweets & Treats CA” and assumed their business and operation following the Securities Exchange.  As of the date of this registration statement, we have had limited operations upon which an evaluation of our company and its prospects could be based.  There can be no assurance that our management will be successful in completing the our business development plans, implementing the corporate infrastructure to support operations at the levels called for by our business plan, devise a marketing plan to successfully reach customers who will purchase the various baked good products and services marketed by our company or that our company will generate sufficient revenues to meet our expenses or to achieve or maintain profitability.

SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

We had minimal retained earnings for the fiscal year ended July 31, 2014 and net cash used in operating activities for the reporting period then ended.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We are attempting to generate sufficient revenue; however, our cash position may not be sufficient to support our daily operations.  While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect.  The ability of our company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate sufficient revenue and in its ability to raise additional funds.

ADVERSE EFFECT OF OUR INABILITY TO EXECUTE OUR BUSINESS PLAN

Our growth strategy depends on our ability to open retail locations on a timely and profitable basis. Because we have very limited resources and capital, we have not been able to open any retail location as of this date and we may not be able to do so in the foreseeable future. There can be no assurance that we will be able to execute our expansion plan. Any inability to implement our growth strategy could further materially and adversely affect our business, financial condition, operating results or cash flows. Our ability to open retail locations successfully will depend on a number of factors, some of which are beyond our control. We may also, from time to time, choose to alter our business plan based on any one or more of the following factors:

•

identification and availability of suitable store sites;

•

negotiation of favorable leases;

•

management of construction and development costs of new stores;

•

securing required governmental approvals and permits;

•

recruitment of qualified operating personnel;

•

the availability of, and our ability to obtain, adequate suppliers of ingredients that meet our quality standards;

•

the impact of inclement weather, natural disasters and other calamities;

•

competition in new and existing markets; and

•

general economic conditions.

DIFFICULTIES ENTERING INTO NEW OR MODIFIED ARRANGEMENTS WITH EXISTING OR NEW SUPPLIERS OR SERVICE PROVIDERS

As we expand our business, we may need to enter into arrangements with new suppliers and service providers, or enter into new arrangements with existing ones. We may encounter difficulties in negotiating pricing or other terms as those we have currently negotiated. Our inability to enter into new agreements on favorable terms may harm our business and operating results.

CHANGES IN CONSUMER TASTES AND SPENDING HABIT

Our success depends, in part, upon the popularity of our products and our ability to develop new menu items that appeal to consumers. Shifts in consumer taste away from our current menu items, our inability to develop new menu items that appeal to consumers’ new preference, or changes in our menu that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

ADVERSE EFFECT OF DISRUPTIONS TO OUR SUPPLY CHAIN AND OUR INABILITY TO PREDICT DEMAND

We currently rely on ingredients provided by third-party vendors and suppliers. Accordingly, we are particularly susceptible to risks related to these suppliers, including their continued ability to maintain sufficient production of our key ingredients, to supply ingredients that meet our quality standards, and the risk of delivery disruptions that could arise due to a number of factors including adverse weather, traffic conditions and mechanical issues related to their delivery trucks. Our dependence on frequent deliveries to our stores by regional distributors could cause shortages, supply interruptions and/or the need to quickly seek alternative suppliers at higher prices, all of which could adversely impact our operations. There are many factors which could cause shortages or interruptions in the supply of our key ingredients, including weather, unanticipated demand, labor, production or distribution problems, quality issues and cost, and the financial health of our suppliers, most of which are beyond our control, and which could have an adverse effect on our business and results of operations.

FLUCTUATIONS IN FOOD AND SUPPLY COSTS

Supplies and prices of the various products that are used to prepare our baked goods (including flour, milk, sugar and eggs) or coffee can be affected by a variety of factors, such as weather, seasonal fluctuations, demand, politics and economics in the producing countries, and such prices may fluctuate. An increase in pricing of any ingredient that is used in our baked goods could result in an increase in costs from our suppliers, and we may not be able to increase prices to cover increased costs which would have an adverse effect on our operating results and profitability.

POTENTIAL RISKS INVOLVING FOOD SAFETY AND HEALTH ISSUES

Food service businesses, such as bakeries, can be adversely affected by litigation and complaints from customers or government authorities resulting from food quality, illness, injury or other health concerns or operating issues. Such allegations may negatively affect our reputation, regardless of whether the allegations are true, by discouraging customers from purchasing our products. We could also incur significant litigation costs or liabilities in connection with a lawsuit or claim against us.

FAILURE TO COMPLY WITH GOVERNMENTAL LAWS OR REGULATIONS

In connection with the operation of our business, we are subject to extensive federal, state and local laws and regulations, including those related to:

•

nutritional content labeling and disclosure requirements;

•

management and protection of the personal data of our employees and customers;

•

sales tax; and

•

various federal, state and local laws relating to, among other things, business, health, food safety codes.

These laws and regulations are complex, which complicates monitoring and compliance. As a result, regulatory risks are inherent in our operations. We may experience material difficulties or failures with respect to compliance with these laws and regulations in the future. Our failure to comply with these laws and regulations could result in litigation, fines, penalties, judgments or other sanctions, any of which could adversely affect our business, operations and reputation.

SIGNIFICANT ADVERSE IMPACT TO OUR CAPITAL RESERVE OF ANY LIABLE UNINSURED CLAIM

We may not have sufficient insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain additional insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

OUR SOLE DIRECTOR AND OFFICER’S SIGNIFICANT CONTROL OVER THE COMPANY

Our sole director and officer, Ms. Tiffany Aguayo, beneficially own approximately 98.04% of our Common Stock and is able to exercise control over all matters requiring shareholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. She also has significant control over our management and policies. Our sole director will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other shareholders to approve transactions that they may deem to be in Company’s best interest.

DEPENDENCE ON KEY PERSONNEL

The Company will be dependent on its key executive, President and sole Director, Tiffany Aguayo, for the foreseeable future.  The loss of the services from Ms. Aguayo could have a material adverse effect on the operations and prospects of the Company. She is expected to handle all marketing and sales efforts and manage the operations.  Her responsibilities include developing and maintaining a customer base for the Company’s baked goods and services, designing and baking the Company’s products tailored to each customer’s specifications, delivery of such goods, and formulating marketing materials to be used as part of ongoing marketing efforts designed to build customer demand for the Company’s products and services. Another seasoned business manager with an interest in the baked goods industry would be needed to run the Company if Ms. Aguayo was no longer available. At this time, the Company does not have an employment agreement with Ms. Aguayo, though the Company may enter into such an agreement with her on terms and conditions usual and customary for its industry.  The Company does not currently have “key man” life insurance on Ms. Aguayo.

INTENSE COMPETITION

The industry in which the Company conducts its business is intensely competitive.  We expect to compete with well-established national, regional and locally-owned traditional bakeries, cupcake specific bakeries, cafés and other companies providing baked goods and coffee.  Additionally, we expect to compete with certain quick-service restaurants, delicatessens, specialty food stores, take-out food service companies, supermarkets and convenience stores. The principal factors on which the Company competes are taste, quality, price of products offered, customer service, atmosphere, convenience and overall customer experience.  Many competitors or potential competitors have substantially greater financial and other resources, which may allow them to react more quickly to changes in pricing, marketing and other changing tastes of consumers.  Because of relative low barrier of entry into the industry, we will continue to encounter additional competitors.

NEED FOR FINANCING

We largely depend on additional capital to implement our business plan and support our operations. Currently, we have no established bank-financing arrangements. Therefore, it is likely we will need to seek additional financing through future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all. The sale of additional equity securities will result in dilution to our shareholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

ADVERSE EFFECT TO YOUR INTEREST UPON ADDITIONAL FINANCING

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

INDEMNIFICATION AND LIMITATION OF LIABILITY

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the our company for monetary damages to the fullest extent possible under the laws of the State of Delaware or other applicable law. These provisions eliminate the liability of directors to the Company and its shareholders for monetary damages arising out of any violation of a director of her fiduciary duty of due care. Under Delaware law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

DISRUPTIONS IN THE NATIONAL AND GLOBAL ECONOMIES

Disruptions in the United States national and global economies may result in high unemployment rates and declines in consumer confidence and spending.  If such conditions occur, they may result in significant declines in the retail industry, which could directly affect the demand of our products.  There can be no assurance that government responses to the disruptions will be able to restore investor confidence.  Disruptions in the national and global economies therefore may adversely impact our revenues, results of operations, business and financial condition.

Risks Related to Our Common Stock

RESTRICTED SECURITIES; LIMITED TRANSFERABILITY

The securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, the securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for our securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

NO PUBLIC TRADING MARKET

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

NOT LIKELY TO PAY DIVIDENDS

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

MAY BE SUBJECT NOW AND IN THE FUTURE TO THE SEC’S “PENNY STOCK” RULES

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

COSTS TO COMPLY WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including but not limited to requirements under the Sarbanes-Oxley Act of 2002. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

MANAGEMENT’S LACK OF PUBLIC COMPANY EXPERIENCE

Our management lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our reports are not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions. Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling security holders. All of the net proceeds from the sale of our Common Stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”  We have agreed to bear the expenses relating to the registration of the Common Stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our Common Stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was determined by the price of the Common Stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D sold promulgated under the Securities Act.

The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The Common Stock to be sold by the selling stockholders provide in the “Selling Security Holders” section is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of Common Stock. We anticipate applying for quoting of our Common Stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of Common Stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had thirty-one (31) holders of our Common Stock.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

DESCRIPTION OF BUSINESS

Overview

We are a bakery based company in California, specializing in freshly-made cakes and cupcakes and also offering other desserts and baked goods, including cookies, scones, croissants, brownies and muffins, as well as hot and cold beverages such as drip coffees, espresso-based drinks, teas and hot chocolate. Our gourmet desserts are crafted with quality ingredients and presented in an artistic fashion. On July 18, 2014, we completed a share exchange whereby we acquired all of the issued and outstanding shares of common stock of Sweets & Treats CA. Sweets & Treats CA became our wholly-owned subsidiary and we have operated our business through Sweets & Treats CA since the Share Exchange.

As we currently market our products primarily through our website, social media and personal referrals, we plan to maintain the high quality of its product and are seeking the resources to open our first retail location in the Los Angeles metropolitan area.  Our plan for the next twelve months calls for opening either a standalone or mall-based store.  We are also seeking opportunities to potentially expand into mall-based kiosk locations, which typically have an average size of approximately 100 square feet. We anticipate that the cost of establishing its first retail location - standalone or mall-based store- will be approximately $250,000.  Despite of our plan, we currently have no commitments for any financing and cannot provide assurance that we will realize this goal.

In October 2014, we completed a Regulation D Rule 506 offering in which we sold 300,000 shares of Common Stock to thirty (30) accredited investors, at a purchase price of $0.10 per share for an aggregate offering price of $30,000.

Our Product & Services

We engage in the business of selling a wide variety of cupcakes, cakes, pies, cookies and other baked goods under the brand name “Sweets & Treats”. Cupcake and cake sales have historically comprised the majority of our business. We believe that our baked goods will appeal to a wide demographic of customers who span a broad range of socio-economic classes. We cater our products to customers in urban, suburban, commercial, and residential markets.

We offer a wide variety of high-quality baked goods serving an extensive assortment of cupcake varieties which are offered in various sizes: “Small Size,” which are bite sized cupcakes measuring about one inch; “Traditional Size,” which are the size of traditional cupcakes; and “Large Size,” which are five ounces in weight and close to three inches in height.  While cupcakes comprise a majority of our sales mix, we also offer other baked goods, including cakes, cookies, pastries, scones, brownies and muffins. The following is a list of products and services that we cater to our customers:

•

Personalized treats for special occasions: birthdays, weddings, anniversaries, baby showers, company promotions, charity events and product launches.

•

Product: Cakes, Cupcakes, Cookies, Cake Pops, Petit treats, Cake Balls, Push Up Pops, and candy creations.

•

Cake Flavors: Classic Vanilla, Classic Chocolate, Red Velvet, Blue Velvet, Strawberry,  Carrot cake, Lemon, Marbelized, Classic Butter, Spiced, Coconut, Confetti, French Vanilla, Butter Pecan, Vanilla Almond, Mint Chocolate, Dark Chocolate, Mocha Latte.

•

Fillings and Frosting: Whipped cream, fondant, a variety of butter cream and dark or milk chocolate ganache, a wide variety of jams and fresh fruits, coconut, chocolate butter cream, cream cheese, bourbon chocolate, Mango, Bavarian cream, peanut butter, nutella, dulce de leche, candy bar classics.

•

Pops and Petit treats: Sweets & Treats hand-molded cake pops and petit treats that are hand-molded in different shapes and hand-dipped in different kinds of chocolate. They are available in a variety of shapes, sizes, flavors, & decorations.

Consultation and Tasting Service

Consultations and tasting service is mainly designed for wedding cake orders, but we would also accommodate such services for customers with an event over 100 servings. By appointments, we set aside one hour out of the day, Monday through Friday, for customer’s appointment to provide consultation for the cake that customers would like to order for their event. During the consultation, we discuss the details about the event and recommend to our customers the type of cake or other baked goods that we believe would be a good fit for that event. Instead of the traditional approach of picking from a book of other cakes, we brainstorm with our customers and come up with new and creative custom ideas to figure out an individualized cake just for the customers and their event.

For each consultation, we charge a fee which would include tastings for the customer and their guests and an one-hour brainstorming session to discuss the ideas. The tasting menu consists of a variety of flavors of the cake, fillings and frosting.

Brand

We believe that our brand name “Sweets & Treats” stands for quality, innovation and service. While serving a wide variety of baked goods, the Company’s signature product is our cupcake.  We operate in a competitive market but we believe that our cupcake assortment is broad, diversified and great tasting which would give us advantage over some of our competitors.

Marketing and Promotion

Our marketing efforts are comprised primarily of online social media and word of mouth advertising geared toward building brand recognition and brand differentiation.  We aim to build ourselves to be a leader in the gourmet cupcake market, and attempt to reinforce on a consistent basis that it should be a destination of choice for especially creative and delicious cupcakes.

Competition

The industry in which the Company conducts its business is intensely competitive.  We expect to compete with well-established national, regional and locally-owned traditional bakeries, cupcake specific bakeries, cafés and other companies providing baked goods and coffee.  Additionally, the Company expect to compete with certain quick-service restaurants, delicatessens, specialty food stores, take-out food service companies, supermarkets and convenience stores. The principal factors on which the Company competes are taste, quality, price of products offered, customer service, atmosphere, convenience and overall customer experience.  Many competitors or potential competitors have substantially greater financial and other resources, which may allow them to react more quickly to changes in pricing, marketing and other changing tastes of consumers.  Because of relative low barrier of entry of the industry, we will continue to encounter additional competitors.

Employees

We presently have no employees apart from our sole officer and director.

Seasonality

We do not have a seasonal business cycle.

Environmental Matters

Our business currently does not implicate any environmental regulation.

Intellectual Property

We do not hold any patents, trademarks or other registered intellectual property on products relating to our business. However, in addition to our domain name, from time to time, we may apply for patents, trademarks or other registered intellectual property essential to the protection of our brand and success of our business.

Domain Names

We currently operate our business under the domain name of www.sweetstreatsinc.com.

DESCRIPTION OF PROPERTY

The Company’s principal executive office and mailing address is 13113 Mesa Verde Way, Sylmar, California 91342. Our telephone number is (818) 272-5987. As we are not generating sufficient revenue at this time to justify a separate corporate office, the principal executive office is also the personal residence of our president and sole director, Tiffany Aguayo. The Company has been provided the office space by Ms. Aguayo at no cost. Once our business grows and generates sufficient revenue, we will look for a more suitable office space in a separate corporate office.

LEGAL PROCEEDINGS

Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

Sweets & Treats, Inc. is a bakery based company in California, specializing in freshly-made cakes and cupcakes and also offering other desserts and baked goods, including cookies, scones, croissants, brownies and muffins, as well as hot and cold beverages such as drip coffees, espresso-based drinks, teas and hot chocolate. Our gourmet desserts are crafted with quality ingredients and presented in an artistic fashion. On July 18, 2014, we completed a share exchange whereby we acquired all of the issued and outstanding shares of common stock of Sweets & Treats CA. Sweets & Treats CA became our wholly-owned subsidiary and we have operated our business through Sweets & Treats CA since the Share Exchange.

As we currently market our products primarily through our website, social media and personal referrals, we plan to maintain the high quality of its product and are seeking the resources to open our first retail location in the Los Angeles metropolitan area.  Our plan for the next twelve months calls for opening either a standalone or mall-based store.  We are also seeking opportunities to potentially expand into mall-based kiosk locations, which typically have an average size of approximately 100 square feet. We anticipate that the cost of establishing its first retail location - standalone or mall-based store- will be approximately $250,000.  Despite of our plan, we currently have no commitments for any financing and cannot provide assurance that we will realize this goal.

In October 2014, we completed a Regulation D Rule 506 offering in which we sold 300,000 shares of Common Stock to thirty (30) accredited investors, at a purchase price of $0.10 per share for an aggregate offering price of $30,000.

Plan of Operations

Our goal is to maintain the quality of our product and to obtain the resources sufficient to open our first retail location in the Los Angeles metropolitan area.  We anticipate that the cost of establishing additional retail locations will be approximately $250,000 per location.  We have no commitments for any financing and cannot provide assurance that we will realize this goal. Our plan for the next twelve months calls for opening either a standalone or mall-based store ranging in size from approximately 250 to 1,100 square feet with an average store square footage of approximately 850 square feet.  We are also looking to potentially expand into mall-based kiosk locations, which have an average size of approximately 100 square feet.  Management estimates that the cost of establishing its first retail location - standalone or mall-based store- will be approximately $250,000.  We have no commitments for any financing and cannot assure you that we will realize this goal.

If we are unable to build a sustainable customer base whether through online sale or future retail locations, we will cease our development and/or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.   We intend to raise additional capital through private placements once we gain a quotation on the OTC Bulletin Board, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to accruals and going concern assumption assessment. Actual results could materially differ from those estimates.

Fair value measurements and Fair value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the our financial assets and liabilities, such as cash, prepaid professional fees, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by the our company as of the specified effective date. Unless otherwise discussed, we believe that recently issued accounting pronouncements adopted do not have a material impact on its financial position or results of operations.

Results of Operations

Fiscal Year Ended July 31, 2014 Compared to Fiscal Year Ended July 31, 2013

We generated revenue of $22,916 and $6,743 for the fiscal year ended July 31, 2014 and 2013, respectively. We incurred operating expenses of $18,343 and $5,891 for the fiscal year ended July 31, 2014 and 2013, respectively. We had a net income of $443 and net loss of $545 for the fiscal year ended July 31, 2014 and 2013, respectively.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should our company be unable to continue as a going concern.

Liquidity and Capital Resources

As of July 31, 2014, we had a cash balance of $956. Since inception, we raised $30,000 from the sale of our Common Stock to fund our operating expenses, pay our obligations, and grow our company. We can provide no assurance that our company can continue to satisfy our cash requirements for at least the next twelve months.

We have nominal assets and have generated little revenues since inception. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to continue generating positive cash flow as a result of our operations.  We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In addition, our company is dependent upon certain related parties to provide continued funding and capital resources. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2015.  Therefore our future operations may be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our Common Stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should our company be unable to continue as a going concern.

As reflected in the accompanying consolidated financial statements, we had minimal retained earnings at July 31, 2014 and net cash used in operating activities for the reporting period then ended.  These factors raise substantial doubt from our auditor about our ability to continue as a going concern. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to our company.

We are attempting to generate sufficient revenue; however, our cash position may not be sufficient to support our daily operations.  While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect.  The ability of our company to continue as a going concern is dependent upon our ability to further implement our business plan, generate sufficient revenue and in our ability to raise additional funds.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and directors as of December 11, 2014. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position
Tiffany Aguayo	27	President, Chief Executive Officer, Chief Financial Officer and Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Tiffany Aguayo, President, Chief Executive Officer, Chief Financial Officer and Director

Ms. Aguayo has served as our President, Chief Executive Officer and Chief Financial Officer of our Company and wholly-owned subsidiary Sweets and Treats CA since the inception in April 2011.  From 2009 to 2010, Ms. Aguayo also served in the special education department of the Los Angeles Unified School District working with students and minor with special needs. From 2005-2009, Ms. Aguayo served as a senior tax specialist with H&R Block where she assisted many individuals with their tax matters.

Ms. Aguayo graduated with a Bachelor of Arts Degree in East Asia Studies from the University of California, Los Angeles (UCLA).  Prior to attending UCLA, Ms. Aguayo earned her Associates Degree in Culinary Studies at Los Angeles Mission College.  Ms. Aguayo is fluent in Mandarin, Spanish, Italian and English.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Our sole director and executive officer, Tiffany Aguayo, has received an annual salary of approximately $13,000 and $2,400 in fiscal year ended July 31, 2014 and 2013, respectively. In the fiscal year ended July 31, 2014, Ms. Aguayo also received 10,000,000 shares of our Common Stock, valued at par value of $0.00001 per share for $100 in total, for her services rendered to form our company. We do not expect to substantially increase Ms. Aguayo’s compensation until sufficient and sustainable revenues and profits are realized.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees. We had no outstanding equity awards as of the date of this registration statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of December 11, 2014 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Tiffany Aguayo	15,000,000	98.04%

All Executive Officers and Directors as a group (1 person)	15,000,000	98.04%
(1)	Based on 15,300,000 shares of Common Stock outstanding as of December 11, 2014.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Ms. Tiffany Aguayo, who is our President and sole Director since the inception of the Company, took the initiative in forming and organizing the business of the Company. The Company, as a result, issued 10,000,000 shares of founder’s share, valued at $0.00001 per share, to Ms. Aguayo for her services rendered to form our company.

On July 18, 2014, we completed a securities exchange whereby we acquired all of the issued and outstanding shares Common Stock of Sweets & Treats CA in exchange for 5,000,000 shares of our Common Stock. The 5,000,000 shares were issued to Ms. Tiffany Aguayo who was the sole shareholder of Sweets & Treats CA.

SELLING SECURITY HOLDERS

The Common Stock being offered for resale by the selling security holders consist of 300,000 shares of our Common Stock held by 30 shareholders, who purchased the Common Stock pursuant to the Regulation D Rule 506 offering closed in October 2014 at an offering price of $0.10 per share.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of Common Stock beneficially owned by each selling shareholder as of the date of this prospectus, the shares of Common Stock covered by this prospectus that may be disposed of by each of the selling shareholders, and the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Common Stock being registered. The selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Name	Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering (1)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Danny Lemus	10,000	*	10,000	0	0%
Brenda Ruiz	10,000	*	10,000	0	0%
Emily Pinedo	10,000	*	10,000	0	0%
Jessica Cervantez	10,000	*	10,000	0	0%
Fernando Cervantes	10,000	*	10,000	0	0%
Walton Kabler	10,000	*	10,000	0	0%
Laura Alvarado	10,000	*	10,000	0	0%
David Ortiz	10,000	*	10,000	0	0%
Tatiana Angel	10,000	*	10,000	0	0%
Martin Geovani Rodriquez	10,000	*	10,000	0	0%
Brad De La Garza	10,000	*	10,000	0	0%
Rodolfo Ruiz	10,000	*	10,000	0	0%
Anthony Seder	10,000	*	10,000	0	0%
Jesse Brower	10,000	*	10,000	0	0%
Vicky Fayton	10,000	*	10,000	0	0%
Chi Truong	10,000	*	10,000	0	0%
Wendy Pinedo	10,000	*	10,000	0	0%
Daisy Pinedo	10,000	*	10,000	0	0%
Joeriz Edrain	10,000	*	10,000	0	0%
David Stillwell	10,000	*	10,000	0	0%
Phillip Wei	10,000	*	10,000	0	0%
Luke Wilson	10,000	*	10,000	0	0%
Mariam Rahimi (2)	10,000	*	10,000	0	0%
Jamal Rahimi (2)	10,000	*	10,000	0	0%
Subhan Rahimi (2)	10,000	*	10,000	0	0%
Eric Marsoubian (3)	10,000	*	10,000	0	0%
Rosalba Marsoubian (3)	10,000	*	10,000	0	0%
Ariana Marsoubian (3)	10,000	*	10,000	0	0%
Moises Vega	10,000	*	10,000	0	0%
Paul Hernandez	10,000	*	10,000	0	0%
TOTAL	300,000	1.96%	300,000	0	0%

*	Individuals holding less than 1% of the Common Stock
(1)	Based on 15,300,000 shares outstanding as of December 11, 2014.
(2)

Jamal Rahimi and Mariam Rahimi are husband and wife, and Subhan Rahimi is their son. The share amount beneficially held by each of the selling shareholders includes 10,000 shares held by Jamal Rahimi, 10,000 shares held by Mariam Rahimi and 10,000 shares held by Subhan Rahimi.

(3)

Eric Marsoubian and Rosalba Marsoubian are husband and wife, and Ariana Marsoubian is their daughter. The share amount beneficially held by each of the selling shareholders includes 10,000 shares held by Eric Marsoubian, 10,000 shares held by Rosalba Marsoubian and 10,000 shares held by Ariana Marsoubian.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their shares at a fixed price of $0.10 per share for the duration of the offering. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 for the duration of the offering.

Once a market has developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our Common Stock is trading, market where our Common Stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized share capital consists of i) 100,000,000 shares of Common Stock, par value $0.00001 per share and ii) 1,000,000 shares of preferred stock, par value $0.00001 per share.  As of the date hereof, 15,300,000 shares of our Common Stock and no shares of preferred stock were outstanding.

Common Stock

The shareholders of our Common Stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Please refer to the Company’s Articles of Incorporation, by-laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company’s securities.

We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of the Board.

If we liquidate or dissolve our business, the shareholders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our Common Stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our Common Stockholders. For example, any preferred stock issued may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our Common Stock or may otherwise adversely affect the market price of our Common Stock or any existing preferred stock.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our Board and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent. However, upon filing this registration statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the Common Stock being offered pursuant to this registration statement will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, P.C., Lawrenceville, NJ 08648.

The financial statements included in this prospectus and the registration statement have been audited by Li and Company, P.C., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the Common Stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Sweets & Treats, Inc.

July 31, 2014 and 2013

Index to the Consolidated Financial Statements

Contents

                                                                                                                                                        Page(s)

Report of Independent Registered Public Accounting Firm                                                                        F-2

Consolidated Balance Sheets at July 31, 2014 and 2013                                                                                F-3

Consolidated Statements of Operations for the Fiscal Year Ended July 31, 2014 and 2013                     F-4

Consolidated Statement of Changes in Stockholder's Equity for the Fiscal Year Ended

July 31, 2014 and 2013                                                                                                                                         F-5

Consolidated Statements of Cash Flows for the for the Fiscal Year Ended July 31, 2014 and 2013       F-6

Notes to the Consolidated Financial Statements                                                                                            F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Sweets & Treats, Inc.

We have audited the accompanying consolidated balance sheets of Sweets & Treats, Inc. (the “Company”) as of July 31, 2014 and 2013 and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for the reporting periods then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2014 and 2013 and the results of its operations and its cash flows for the reporting periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company had minimal retained earnings at July 31, 2014 and net cash used in operating activities for the reporting period then ended.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC

Li and Company, PC

Skillman, New Jersey

December 11, 2014

Sweets & Treats, Inc.
Consolidated Balance Sheets

	July 31, 2014	July 31, 2013

ASSETS
CURRENT ASSETS:
Cash	$956	$924
Prepaid professional fees	10,450	-

Total Current Assets	11,406	924

Total Assets	$11,406	$924

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Accrued expenses	$55	$-
Advances from stockholders	10,000	116

Total Current Liabilities	10,055	116

Total Liabilities	10,055	116

STOCKHOLDER'S EQUITY:
Preferred stock par value $0.00001: 1,000,000 shares authorized;
none issued or outstanding	-	-
Common stock par value $0.00001: 100,000,000 shares authorized;
15,000,000 and 5,000,000 shares issued or outstanding, respectively	150	50
Additional paid-in capital	892	(50)
Retained earnings	309	808

Total Stockholder's Equity	1,351	808

Total Liabilities and Stockholder's Equity	$11,406	$924

See accompanying notes to the consolidated financial statements.

Sweets & Treats, Inc.
Consolidated Statements of Operations

	For the Fiscal Year	For the Fiscal Year
	Ended	Ended
	July 31, 2014	July 31, 2013

Revenue	$22,916	$6,743

Cost of Goods Sold	4,075	1,397

Gross Margin	18,841	5,346

Operating Expenses
Salary and wages - officer	13,819	2,470
General and administrative expenses	4,524	3,421

Total operating expenses	18,343	5,891

Income (Loss) before Income Tax Provision	498	(545)

Income Tax Provision	55	-

Net Income (Loss)	$443	$(545)

Earnings per Share
- basic and diluted	$0.00	$(0.00)

Weighted average common shares outstanding:
- basic and diluted	5,356,000	5,000,000

Pro Form Financial Information

Income (Loss) before Income Tax Provision	498	(545)

Income Tax Provision (Benefit)	75	(82)

Net Income (Loss)	$423	$(463)

Earnings per Share
- basic and diluted	$0.00	$(0.00)

Weighted average common shares outstanding:
- basic and diluted	5,356,000	5,000,000

See accompanying notes to the consolidated financial statements.

Sweets & Treats, Inc.
Consolidated Statement of Changes in Stockholder's Equity
For the reporting period ended July 31, 2014 and 2013

	Common Stock, $0.00001 Par Value		Additional		Total
	Number		Paid-in	Retained	Stockholder's
	of Shares	Amount	Capital	Earnings	Equity

Balance, July 31, 2012	5,000,000	$50	$(50)	$1,353	$1,353

Net loss				(545)	(545)

Balance, July 31, 2013	5,000,000	50	(50)	808	808

Net income for the period from
August 1, 2013 through July 17, 2014				134	134

Reclassification of undistributed retained earnings
as of July 17, 2014 to
additional paid-in capital			942	(942)	-

Shares issued to the President as
compensation on July 18, 2014	10,000,000	100			100

Net income for the period from
July 18, 2014 through July 31, 2014				309	309

Balance, July 31, 2014	15,000,000	$150	$892	$309	$1,351

See accompanying notes to the consolidated financial statements.

Sweets & Treats, Inc.
Consolidated Statements of Cash Flows

	For the Fiscal Year	For the Fiscal Year
	Ended	Ended
	July 31, 2014	July 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$443	$(545)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Common shares issued as compensation	100	-
Changes in operating assets and liabilities:
Prepaid professional fees	(10,450)	-
Accrued expenses	55	-

Net cash used in operating activities	(9,852)	(545)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from stockholder	9,884	98

Net cash provided by financing activities	9,884	98

Net change in cash	32	(447)

Cash at beginning of the reporting period	924	1,371

Cash at end of the reporting period	$956	$924

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Interest paid	$-	$-

Income tax paid	$-	$-

See accompanying notes to the consolidated financial statements.

Sweets & Treats, Inc.

July 31, 2014 and 2013

Notes to the Consolidated Financial Statements

Note 1 - Organization and Operations

Sweets & Treats, Inc. (“CA Corp”)

Sweets & Treats, Inc. (“Predecessor”) was incorporated on April 13, 2011 under the laws of the State of California. The Predecessor is a bakery shop specializing in freshly-made cakes, cupcakes, desserts and special events catering.

Sweets & Treats, Inc. (“DE Corp”)

Sweets & Treats, Inc. (the “Company”) was incorporated on July 7, 2014 under the laws of the State of Delaware for the sole purpose of acquiring all of the issued and outstanding capital stock of the Predecessor. Upon formation, the Company issued 10,000,000 shares of its common stock to the President of the Company as founder’s shares valued at par value of $0.00001 and recorded as compensation of $100.

On July 18, 2014, the Company issued an aggregate of 5,000,000 shares of the newly formed corporation’s common stock to the President of the Predecessor for all of the Predecessor’s issued and outstanding capital stock.  No value was given to the common stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $0.00001 par value and paid in capital was recorded as a negative amount of ($50). The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Predecessor, which are recorded at historical cost.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the Predecessor’s undistributed retained earnings of $942 at July 17, 2014 to additional paid-in capital.

The accompanying consolidated financial statements have been prepared as if the Company had its corporate capital structure as of the date of the incorporation of the Predecessor.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Fiscal Year End

The Company elected July 31st as its fiscal year ending date.

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification ("ASC") to determine whether and how to consolidate another entity.  Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee.  Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation.  The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Sweets & Treats, Inc.	The State of California	April 13, 2011	100%

The consolidated financial statements include all accounts of the Company and the subsidiary as of reporting period dates and for the reporting periods then ended.

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid professional fees, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.  principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved b. description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for share-based payment transactions issued to employees under the guidance of the Topic 718 Compensation—Stock Compensation of the FASB Accounting Standards Codification (“ASC Topic 718”).

Pursuant to ASC Section 718-10-20 an employee is an individual over whom the grantor of a share-based compensation award exercises or has the right to exercise sufficient control to establish an employer-employee relationship based on common law as illustrated in case law and currently under U.S. Internal Revenue Service (“IRS”) Revenue Ruling 87-41. A nonemployee director does not satisfy this definition of employee. Nevertheless, nonemployee directors acting in their role as members of a board of directors are treated as employees if those directors were elected by the employer’s shareholders or appointed to a board position that will be filled by shareholder election when the existing term expires. However, that requirement applies only to awards granted to nonemployee directors for their services as directors. Awards granted to nonemployee directors for other services shall be accounted for as awards to non-employees.

Pursuant to ASC Paragraphs 718-10-30-2 and 718-10-30-3 a share-based payment transaction with employees shall be measured based on the fair value of the equity instruments issued and an entity shall account for the compensation cost from share-based payment transactions with employees in accordance with the fair value-based method, i.e., the cost of services received from employees in exchange for awards of share-based compensation generally shall be measured based on the grant-date fair value of the equity instruments issued or the fair value of the liabilities incurred/settled.

Pursuant to ASC Paragraphs 718-10-30-6 and 718-10-30-9 the measurement objective for equity instruments awarded to employees is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility, at the grant date. As such, the fair value of an equity share option or similar instrument shall be estimated using a valuation technique such as an option pricing model. For this purpose, a similar instrument is one whose fair value differs from its intrinsic value, that is, an instrument that has time value.

If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in its most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.

The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding.  Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.
d.

The expected volatility of the price of the underlying share for the expected term of the option.  Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement.  Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.  The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.

The expected dividends on the underlying share for the expected term of the option.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.

The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC Paragraphs 718-10-30-11 and 718-10-30-17 a restriction that stems from the forfeitability of instruments to which employees have not yet earned the right, such as the inability either to exercise a non-vested equity share option or to sell non-vested shares, is not reflected in estimating the fair value of the related instruments at the grant date. Instead, those restrictions are taken into account by recognizing compensation cost only for awards for which employees render the requisite service and a non-vested equity share or non-vested equity share unit awarded to an employee shall be measured at its fair value as if it were vested and issued on the grant date.

Pursuant to ASC Paragraphs 718-10-35-2 and 718-10-35-3 the compensation cost for an award of share-based employee compensation classified as equity shall be recognized over the requisite service period, with a corresponding credit to equity (generally, paid-in capital). The requisite service period is the period during which an employee is required to provide service in exchange for an award, which often is the vesting period.  The total amount of compensation cost recognized at the end of the requisite service period for an award of share-based compensation shall be based on the number of instruments for which the requisite service has been rendered (that is, for which the requisite service period has been completed). An entity shall base initial accruals of compensation cost on the estimated number of instruments for which the requisite service is expected to be rendered. That estimate shall be revised if subsequent information indicates that the actual number of instruments is likely to differ from previous estimates. The cumulative effect on current and prior periods of a change in the estimated number of instruments for which the requisite service is expected to be or has been rendered shall be recognized in compensation cost in the period of the change. Previously recognized compensation cost shall not be reversed if an employee share option (or share unit) for which the requisite service has been rendered expires unexercised (or unconverted).

Under the requirement of ASC Paragraph 718-10-35-8 the Company made a policy decision to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Deferred Tax Assets and Income Tax Provision

The Company was a Subchapter S corporation, until July 17, 2014 during which time the Company was treated as a pass through entity for federal income tax purposes.  Under Subchapter S of the Internal Revenue Code stockholder of an S corporation are taxed separately on their distributive share of the S corporation’s income whether or not that income is actually distributed.

Effective July 18, 2014, the Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Pro Forma Income Tax Provision (Benefit) (Unaudited)

The Company was a Subchapter S corporation, until July 17, 2014 during which time the Company was treated as a pass through entity for federal income tax purpose.  Under Subchapter S of the Internal Revenue Code the operating results of the S corporation prior to July 17, 2014 were included in the income tax returns of the stockholders of the S corporation, i.e. the stockholders of an S corporation are taxed separately on their distributive share of the S corporation’s income whether or not that income is actually distributed.

The unaudited pro forma income tax provision, deferred tax assets, and the valuation allowance of deferred tax assets, if any, included in the consolidated financial statements and income tax provision note reflect the income tax provision which would have been recorded as if the S corporation had always been a C corporation upon its incorporation.

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share.  EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.  Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income.

The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder.  The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS.  Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potentially dilutive common shares outstanding for the reporting period ended July 31, 2014 or 2013.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.

Identify the contract(s) with the customer

2.

Identify the performance obligations in the contract

3.

Determine the transaction price

4.

Allocate the transaction price to the performance obligations in the contract

5.

Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1.

Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2.

Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3.

Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.

Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b.

Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.

Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.

Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.

Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.

Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.

Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b.

Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.

Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.

Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.

Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.

Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company had minimal retained earnings at July 31, 2014 and net cash used in operating activities for the reporting period then ended.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to generate sufficient revenue; however, its cash position may not be sufficient to support its daily operations.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate sufficient revenue and in its ability to raise additional funds.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholder’s Equity

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred and one Million (101,000,000) shares of which One Million (1,000,000) shares shall be Preferred Stock, par value $0.00001 per share, and One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.00001 per share.

Common Stock

Upon formation, the Company issued 10,000,000 shares of common stock valued at $0.00001 per share or $100 to its President as founder’s shares which was recorded as compensation.

On July 18, 2014, the Company issued 5,000,000 shares of the newly formed corporation’s common stock to the President of the Predecessor for all of the Predecessor’s issued and outstanding capital stock.  No value was given to the stock issued by the newly formed corporation.  Therefore, the common shares were recorded to reflect the $0.00001 par value and paid in capital was recorded as a negative amount of ($50).  In other words, no net value was assigned to these shares.

Capital Contribution

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the Predecessor’s undistributed retained earnings of 942 at July 17, 2014 to additional paid-in capital.

Note 5 – Related Party Transactions

Advances from Stockholder

From time to time, the stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Note 6 – Income Tax Provision

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision is as follows:

For the period from July 18, 2014 through July 31, 2014

Federal statutory income tax rate	15.0%

Effective income tax rate	15.0%

Pro Forma Income Tax Provision in the Consolidated Statements of Operations (Unaudited)

The Company was a Subchapter S corporation, until July 17, 2014 during which time the Company was treated as a pass through entity for federal income tax purpose.  Under Subchapter S of the Internal Revenue Code the operating results of the S corporation prior to July 17, 2014 were included in the income tax returns of the stockholders of the S corporation, i.e. the stockholders of an S corporation are taxed separately on their distributive share of the S corporation’s income whether or not that income is actually distributed.

The unaudited pro forma income tax provision, deferred tax assets, and the valuation allowance of deferred tax assets, if any, included in the consolidated financial statements and income tax provision note reflect the income tax provision which would have been recorded as if the S corporation had always been a C corporation upon its incorporation.

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision is as follows would the Company had always been the C Corporation upon the incorporation of the Predecessor:

	For the Reporting Period Ended July 31, 2014	For the Reporting Period Ended July 31, 2013

Federal statutory income tax rate	15.0%	15.0%

Net operating loss carry-back	(0.0)	(15.0)

Effective income tax rate	15.0%	0.0%

Note 7 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as follows:

From August 25, 2014 to October 23, 2014, the Company issued 300,000 shares of its common stock in aggregate at $0.10 per share, or $30,000 in cash.

SWEETS & TREATS, INC.

300,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ___________.

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$3.49
Transfer Agent Fees	$7,500
Accounting fees and expenses	$10,000
Legal fees and expense	$25,000
Miscellaneous	$5,000
Total	$47,503.49

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Delaware or other applicable law.  These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care.  Under the Delaware law, however, such provisions do not eliminate the personal liability of a director for (i) transaction from which the director derives an improper personal benefit; (ii) act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or redemption of shares; or (iv)breach of a director’s duty of loyalty to the corporation or its stockholders. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Delaware on July 7, 2014. In connection with the incorporation, we issued 10,000,000 shares of Common Stock, valued at $0.00001 per share, to our founder, Tiffany Aguayo.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended.

On July 18, 2014, we issued 5,000,000 shares to Tiffany Aguayo in exchange for all of the issued and outstanding shares Common Stock of Sweets & Treats CA.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended.

In October 2014, we sold through a Regulation D Rule 506 offering a total of 300,000 shares of Common Stock to 30 investors, at a price per share of $0.10 for an aggregate offering price of $30,000. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT
NUMBER	DESCRIPTION
3.1	Certificate of Incorporation
3.2	Bylaws
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.*
10.1	Share Exchange Agreement between Sweets & Treats DE and Sweets & Treats CA dated July 18, 2014
21.1	List of Subsidiary
23.1	Consent of Li and Company, P.C.
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (filed as Exhibit 5.1)

* To be filed by amendment.

Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sylmar, California on December 11, 2014.

SWEETS & TREATS, INC.

By:	/s/Tiffany Aguayo
Tiffany Aguayo
President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Tiffany Aguayo	President, Chief Executive Officer,	December 11, 2014
Tiffany Aguayo	Chief Financial Officer and Director (Principal Executive Officer and Principal Accounting Officer)